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                                                                    EXHIBIT 11.4

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                            YEAR ENDED DECEMBER 31, 1998
                                                     -------------------------------------------
                                                      NUMBER          PERCENT        EQUIVALENT
                                                     OF SHARES      OUTSTANDING         SHARES
                                                    ----------      -----------     ------------
COMMON STOCK
   From Founders' Stock                              2,300,000          100.00%        2,300,000
   Stock Options Exercised                           1,060,225           88.35%          936,674
   Preferred Stock Converted to Common Stock        15,310,943          100.00%       15,310,943
   1994 Common Stock Offerings                      11,242,857          100.00%       11,242,857
   1995 Common Stock Offerings                       4,323,874          100.00%        4,323,874
   1996 Common Stock Offering                        6,000,000          100.00%        6,000,000
   Employee Stock Purchase Plan Shares Issued          110,943           75.19%           83,423
   1997 Warrants Exercised                              49,450           98.26%           48,590
                                                   -----------                      ------------
                                                    40,398,292                        40,246,361

WEIGHTED AVERAGE SHARES OUTSTANDING                                                   40,246,361

LOSS BEFORE EXTRAORDINARY ITEMS                                                      (41,710,000)
EXTRAORDINARY ITEMS                                                                  (17,606,000)
                                                                                    ------------
NET LOSS                                                                            $(59,316,000)

LOSS BEFORE EXTRAORDINARY ITEMS                                                            (1.03)
EXTRAORDINARY ITEMS                                                                        (0.44)
                                                                                    ------------
NET LOSS PER SHARE                                                                  $      (1.47)
                                                                                    ============
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